UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Orchid BioSciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ORCHID BIOSCIENCES, INC 4390 US ROUTE ONE PRINCETON, NJ 08540

May 5, 2004

Dear Stockholder,

We cordially invite you to attend our 2004 Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, June 11, 2004 at our corporate headquarters located at 4390 US Route One, Princeton, New Jersey, 08540. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Orchid BioSciences, Inc. that you should consider when you vote your shares.

We have prepared the proxy statement in a format that we hope is easy to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English, and we support this effort. We hope that you like the new format and welcome your comments.

When you have finished reading the proxy statement, please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Paul J. Kelly

President and CEO

ORCHID BIOSCIENCES, INC.

4390 US ROUTE ONE

PRINCETON, NJ 08540

May 5, 2004

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. local time

DATE: Friday, June 11, 2004

PLACE:	Orchid BioSciences, Inc.

4390 US Route One

Princeton, NJ 08540

PURPOSES:

1. To elect three directors, Sidney M. Hecht, Ph.D., Kenneth D. Noonan, Ph.D. and James Beery, as Class I Directors to serve three-year terms expiring in 2007 and to elect one director, Paul J. Kelly, MD, as a Class II Director to serve a one-year term expiring in 2005.

2. To ratify the appointment of KPMG LLP as the company’s independent public accountants for the fiscal year ending December 31, 2004.

3. To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Orchid BioSciences, Inc. common stock at the close of business on April 15, 2004. A list of stockholders of record will be available at the meeting and, during the ten days prior to the meeting, at the office of the Secretary at the above address.

BY ORDER OF THE BOARD OF DIRECTORS

Michael E. Spicer

Secretary

ORCHID BIOSCIENCES, INC.

4390 US ROUTE ONE

PRINCETON, NJ 08540

PROXY STATEMENT FOR ORCHID BIOSCIENCES, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2004 annual meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the enclosed proxy card.

On May 5, 2004 we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Only stockholders who owned Orchid common stock at the close of business on April 15, 2004 are entitled to vote at the annual meeting. On this record date, there were 22,163,319 shares of our common stock outstanding after giving effect to our recent 1-for-5 reverse stock split, which became effective on March 30, 2004. The common stock is our only class of voting stock. We are also sending along with this proxy statement, our 2003 annual report, which includes our financial statements for the fiscal year ended December 31, 2003.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

You may vote via the Internet, by telephone or by signing and mailing your proxy card. Detailed instructions for Internet and telephone voting are attached to your proxy card.

How Do I Vote by Proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

If you properly fill in your proxy card and send it to us in time, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director; and

•	“FOR” the ratification of the selection of independent auditors for our fiscal year ending December 31, 2004.

If any other matter is presented, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	You may vote via the Internet at a later date;

•	You may vote by telephone at a later date;

•	You may notify our Secretary in writing before the annual meeting that you have revoked your proxy; or

•	You may vote in person at the annual meeting.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on April 15, 2004, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected.

Proposal 2: Ratify Selection of Auditors	The affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting is required to ratify the selection of independent auditors.

What is the Effect of Broker Non-Votes, Withholdings and Abstentions?

•	Broker Non-Votes: If your broker holds your shares in its name, the broker will be entitled to vote your shares on both Proposal 1 and Proposal 2 even if it does not receive instructions from you. If your broker cannot vote your shares on a particular matter because it does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote”. Broker non-votes are not counted as votes “for” or “against” Proposal 1 or Proposal 2, so they will have no effect on the votes on these proposals.

•	Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

•	Abstentions: Because abstentions are not counted as votes “for” or “against” Proposal 1 or Proposal 2, they will have no effect on the votes on these proposals.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, American Stock Transfer & Trust Company, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies if any fees are incurred. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on April 15, 2004 is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on Friday, June 11, 2004 at our corporate headquarters, 4390 US Route One, Princeton, NJ, 08540. When you arrive at our corporate headquarters, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), and (2) by mail, using the paper proxy card. When you vote via the Internet or by telephone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the annual meeting.

Electronic Delivery Of Orchid Stockholder Communications

We are pleased to offer our stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your stockholder votes on line. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings and help reduce our printing and mailing costs. To sign up for electronic delivery, visit http://www.proxyvote.com and enter information for all of your Orchid stockholdings. Your enrollment will be effective until canceled. If you have questions about electronic delivery, please call Orchid Investor Relations at 609-750-2324.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years or if you share an address with another of our shareholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling 1-800-937-5449 or writing to the transfer agent at 59 Maiden Lane, Plaza Level, New York, NY, 10038.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SHARE OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 15, 2004 for (a) the executive officers named in the Summary Compensation Table below, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2004 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 22,163,319 shares of common stock outstanding on April 15, 2004.

Name and Address	Shares Beneficially Owned(1)
	Number	Percent
Paul J. Kelly, MD	16,875	*	%
Michael E. Spicer	42,817	*	%
Sidney M. Hecht, Ph.D.	12,570	*	%
James Beery	—	*	%
Kenneth D. Noonan, Ph.D.	2,625	*	%
George Poste, DVM, Ph.D.	48,603	*	%
Robert M. Tien, MD, MPH.	10,381	*	%
Nicole S. Williams	667	*	%
All directors and current executive officers as a group (8 persons)	134,538	*	%

Former officers and directors
Andrew P. Savadelis	26,613	*	%
Samuel D. Isaly(2)	5,381	*	%
Ernest Mario	6,714	*	%
Jeremy Levin	7,381	*	%

*	Represents beneficial ownership less than 1% of the common stock outstanding.

(1)	The number of shares of common stock issued and outstanding on April 15, 2004 was 22,163,319. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at April 15, 2004, plus shares of common stock subject to options or warrants held by such person at April 15, 2004 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Attached to each share of common stock is a preferred share purchase right to acquire one one-hundredth of a share of our series A junior participating preferred stock, par value $0.001 per share, which preferred share purchase rights are not presently exercisable.
(2)	The number of shares beneficially owned includes 445 shares of common stock subject to currently exercisable warrants held in the name of Eaton Vance Worldwide Health Sciences Fund, 348 shares of common stock subject to currently exercisable warrants held in the name of Finsbury Worldwide Pharmaceutical Trust, 291 shares of common stock subject to currently exercisable warrants held in the name of PHARMA w/HEALTH, 162 shares of common stock subject to currently exercisable warrants held in the name of PW Eucalyptus Fund, L.L.C., 83 shares of common stock subject to currently exercisable warrants held in the name of Caduceus Capital Trust, Ltd., 42 shares of common stock subject to currently exercisable warrants held in the name of Caduceus Capital II, L.P., 10 shares of common stock subject to currently exercisable warrants held in the name of PW Eucalyptus Fund, Ltd., and 4,000 shares of common stock subject to currently exercisable warrants held in the name of Orbimed Advisors, L.L.C.

MANAGEMENT

The Board of Directors

Our By-laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows: (1) Drs. Hecht and Noonan and Mr. Beery constitute a class with a term which expires at the 2004 annual meeting of stockholders; (2) Drs. Tien and Kelly constitute a class with a term ending at the 2005 annual meeting of stockholders; and (3) Dr. Poste and Ms. Williams constitute a class with a term ending at the 2006 annual meeting of stockholders.

On April 5, 2004, our Board of Directors voted to nominate Drs. Hecht and Noonan for election at this annual meeting for a term of three years and Dr. Kelly for election at this annual meeting for a term of one year. On April 19, 2004, our Board of Directors voted to nominate Mr. Beery for election at this annual meeting for a term of three years. If elected, Dr. Kelly will serve until the 2005 annual meeting of stockholders and Drs. Hecht and Noonan and Mr. Beery will serve until the 2007 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in our company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
James Beery	62	Director
Sidney M. Hecht, Ph.D.	59	Director
Paul J. Kelly, MD	44	President, CEO and Director
Kenneth D. Noonan, Ph.D.	56	Director
George H. Poste, DVM, Ph.D.	60	Chairman, Board of Directors
Robert D. Tien, MD, MPH	46	Director
Nicole S. Williams	59	Director

James Beery has served as a member of our Board of Directors since April 2004. From March 2002 to the present, Mr. Beery has served as Senior Of Counsel to Covington & Burling, a law firm based in Washington, D.C. From December 2000 until his retirement in June 2001, Mr. Beery served as Senior Vice President and General Counsel of GlaxoSmithKline PLC, a UK-based global pharmaceutical company. For the seven years from 1993 until the formation of the merged company GlaxoSmithKline in December 2000, Mr. Beery served as Senior Vice President, General Counsel and Secretary of SmithKline Beecham PLC. He is currently a director of Martek Biosciences Corporation, the Theodora Children’s Trust, and the London Centre for the International Education of Students, and is a member of the Advisory Board of the Stanford Law School Program in Law, Science and Technology.

Sidney M. Hecht, Ph.D. has served as a member of our Board of Directors since 1995. He is currently the John W. Mallet Professor of Chemistry and Professor of Biology at University of Virginia and has served in each position since 1978. From 1981 to 1987, Dr. Hecht held concurrent appointments first as Vice President, Preclinical Research and Development, and then Vice President, Chemical Research and Development at SmithKline & French Laboratories, where he was appointed a Distinguished Fellow. From 1971 to 1979, he was Assistant Professor and then Associate Professor of Chemistry at the Massachusetts Institute of Technology. Dr. Hecht received his B.A. in Chemistry from the University of Rochester and his Ph.D. in Chemistry from the University of Illinois.

Paul J. Kelly, MBBS, MD, FRACP joined our company as Chief Executive Officer in June 2003. Between 2001 and June 2003, Dr. Kelly helped found three companies in the health sciences arena, and most recently served as Chief Executive Officer and Executive Director of OmniViz, Inc. From 1997 to 2001, Dr. Kelly served as Chief Executive Officer of Gemini Genomics plc, a clinical genomics company which he co-founded in 1995 to discover and commercialize novel gene-based targets. In 2001, Dr. Kelly oversaw the company’s merger with Sequenom. Before becoming a biotechnology executive, Dr. Kelly was a physician specializing in endocrinology in Australia, serving as Senior Research Physician at the Garvan Institute for Medical Research in Sydney. Dr. Kelly has served on national governmental advisory bodies, as well as on the boards of public and private companies. He currently is a director of Nanovis, MedCenter Solutions and AgaMatrix. Dr. Kelly is a graduate of the University of New South Wales where he received his Bachelor of Medicine, Bachelor of Surgery (Honours), and Doctor of Medicine degrees. He is a Fellow of the Australasian College of Physicians.

Kenneth D. Noonan, Ph.D. has served as a member of our Board of Directors since December 2001. He has been a partner, at London-based L.E.K. Consulting LLP since November 2001, where he focuses on the European life sciences industry. Prior to joining L.E.K., Dr. Noonan was the Senior Vice President of Corporate Development for Applera Corporation from 2000 to 2001 where he had corporate responsibility for strategy and transactions. Dr. Noonan has significant experience consulting to European life sciences companies first as the founder and managing director of The Wilkerson Group Ltd. (a specialist life science consultancy) and subsequently as Head of Booz-Allen and Hamilton’s European Pharmaceutical Practice from 1995 to 2000. Prior to becoming a consultant, Dr. Noonan was the Vice President of Technology Assessment and Business Development for CooperTechnicon Corp. and prior to that he was Director of Research and Development for BD Microbiology Systems. Dr. Noonan’s academic credentials include a Ph.D. in Biochemistry from Princeton University and a B.S. in Biology from St. Joseph’s University.

George H. Poste, DVM, Ph.D. has served as a member of our Board of Directors since March 2000. He currently serves as Chief Executive Officer of Health Technology Networks, a consulting group specializing in the impact of genetics, computing and other advanced technologies on healthcare research and development and Internet-based systems for healthcare delivery. He is also the Director of the Arizona Biodesign Institute at Arizona State University. From 1992 to 1999, Dr. Poste was President of Research and Development, Chief Science and Technology Officer and a member of the Board of Directors of SmithKline Beecham PLC. Dr. Poste was a non-executive chairman of diaDexus, LLC from 1997 to 2004, the joint venture in molecular diagnostics between SmithKline Beecham and Incyte Pharmaceuticals, and a non-executive chairman of Structural GenomiX from 2000 to 2004. He serves on the Board of Directors of Advance PCS since 2002 and Monsanto Company since April 2003. Dr. Poste received his degree in veterinary medicine and his Ph.D. in virology from the University of Bristol, England. He is a Board-certified pathologist and a Fellow of the Royal Society.

Robert D. Tien, MD, MPH. has served as a member of our Board of Directors since February 2000. Since 1999, he has served as vice president of the American Academy of Anti-Aging Medicine. Dr. Tien has been a scientific advisor of Academia Sinica (Chinese Academy of Science) since 2002. He has several academic and hospital appointments, including faculty positions at the University of California, San Francisco and the University of California, San Diego. He has been a tenured professor at Duke University and was Director of Neuroradiology and Director of Neuro-MR from 1991 to 1996. He also held the position of senior consultant and head at National Ten Tock Seng Hospital in Singapore from 1996 to 1998. He has authored more than 180 papers and book chapters. Dr. Tien also edited a book by WB Saunders in 1997 titled: Limbic System: Normal Anatomy and Pathology. Dr. Tien received his B.S. and M.D. from the National Taiwan University and School of Medicine and his Master of Public Health from Harvard University Graduate School of Public Health.

Nicole S. Williams has served as a member of our Board of Directors since 2002. Ms. Williams has been the Executive Vice President and Chief Financial Officer of American Pharmaceutical Partners, Inc., a specialty pharmaceutical company, since 2002. In 1999, Ms. Williams formed the Nicklin Capital Group, Inc., a firm that managed investments for and provided consulting to a number of technology start-ups in the Chicago area, specializing in the health care industry. Ms. Williams has served as the President of the Nicklin Group since 1999. From 1992 to 1999, Ms. Williams was the Executive Vice President, Chief Financial Officer and Corporate Secretary of R.P. Scherer Corporation in Troy, Michigan. From 1987 to 1992, Ms. Williams was with SPSS, Inc., in Chicago, Illinois. She was Executive Vice President, Worldwide Operations, Chief Financial

Officer and Director of SPSS, Inc. from 1990 to 1992. Prior to 1987 she held various financial positions in several manufacturing companies in Chicago. She also serves as Director of Arryx, Inc. She served on the Board of Lake Forest Graduate School of Management since 2001. Ms. Williams received her Demi-License es Science Politique from the University of Geneva, Switzerland, her License es Science Politique from the Graduate Institute of International Affairs, University of Geneva, Switzerland and her MBA from the Graduate School of Business, University of Chicago.

Our Board of Directors has determined that the following members of the Board of Directors qualify as independent under the definition promulgated by the Nasdaq Stock Market: Drs. Hecht, Noonan and Tien and Ms. Williams.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2003 there were twelve meetings of our Board of Directors, and the various committees of the Board met a total of eleven times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during fiscal 2003, except for Jeremy M. Levin, who attended ten of the sixteen meetings of the Board and committees of the Board held during the period he was a director.

Audit Committee. Our Audit Committee met nine times during fiscal 2003. This committee currently has two members, Sidney M. Hecht and Nicole S. Williams (Chairperson). Our Audit Committee has the authority to retain and terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Ms. Williams is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee met twice during fiscal 2003. This committee currently has two members, Sidney M. Hecht (Chairman) and Nicole S. Williams. Our Compensation Committee reviews, approves and makes recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and shall conduct its decision making process with respect to that issue without the Chief Executive Officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating Committee. Our Nominating Committee met once during fiscal 2003 and has four members, Sidney M. Hecht, Kenneth D. Noonan, Nicole S. Williams, and Robert D. Tien. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. All members of the Nominating Committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2005 Annual Meeting of Stockholders using the procedures set forth in our By-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating Committee by mail at 4390 US Route One, Princeton, NJ, 08540.

Compensation Committee Interlocks and Insider Participation. Our Compensation Committee has two members, Sidney M. Hecht (Chairman) and Nicole S. Williams. None of our executive officers serve as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Shareholder Communications to the Board of Directors

Generally, shareholders who have questions or concerns should contact our Investor Relations department at 609-750-2324. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board at 4390 US Route One, Princeton, NJ, 08540, or to individual Board members via e-mail at ir@orchid.com.

Compensation of Directors

2003 Compensation Policy

Our policy during 2003 was to pay each non-employee director $3,000 for each Board of Directors meeting attended and $500 for each committee meeting attended. We also reimburse our directors for expenses incurred in attending Board of Director meetings and committee meetings.

2004 Compensation Policy

On April 5, 2004, the Board of Directors approved a revised payment policy such that effective January 1, 2004, members of our Board of Directors will be entitled to receive compensation in accordance with the following schedule:

Board of Directors:

Annual retainer-chairman	$12,500
Annual retainer-director	$12,500
Meeting fee	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Audit Committee:

Annual retainer-chairperson	$5,000
Annual retainer-committee members	$1,500
Meeting fee	$1,000
Meeting fee (in person meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Compensation Committee:

No annual retainer to be paid to compensation committee chairperson or members.
Meeting fee	$1,000
Meeting fee (in person meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Board members and committee members receive stock option grants both upon joining the Board and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our 2000 Employee, Director and Consultant Stock Plan, which grants typically vest in monthly increments over 4 years.

George H. Poste has served as Chairman of the Board of Directors and has also performed certain policy-making duties during 2003 prior to the appointment of Paul J. Kelly as President and Chief Executive Officer. We have compensated Dr. Poste for the performance of these duties in addition to the compensation that Dr. Poste earned for his services as Chairman of the Board of Directors during 2003. We were obligated to pay Dr. Poste $5,000 per day of service during the period he performed policy-making duties and $1,500 for each travel day and overnight stay he was required to spend in order to attend to company business other than Board of Directors meetings. Any payments other than reimbursement for travel days and expenses in excess of $250,000 during this twelve-month period required the approval of the Board of Directors. Dr. Poste was entitled to receive $20,000,000 of director and officer insurance coverage during this interim period. Dr. Poste was also entitled to reimbursements of up to $10,000 for administrative assistance through September 23, 2003, and reimbursement of $5,000 for administrative assistance in 2004 and 2005. Effective January 1, 2004, Dr. Poste will be eligible to receive compensation as a member of the Board of Directors in accordance with the revised schedule set forth above.

Dr. Poste’s aggregate compensation for the fiscal year ended December 31, 2003 is outlined below in “Employment Contracts, Termination of Employment and Change-in-Control Arrangements”. For the fiscal year ended December 31, 2003, Dr. Poste received a total of $413,214, including regular board attendance fees and expense reimbursement.

On March 3, 2004, we entered into a consulting agreement with L.E.K. Consulting LLP, of which Dr. Noonan is a partner. Under the terms of the agreement, we agreed to pay L.E.K. a fee of £120,000 in connection with L.E.K.’s services.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. We currently have an employment agreement with our President and Chief Executive Officer, Paul J. Kelly, which agreement was filed as an exhibit to our 2003 Annual Report on Form 10-K. All other executive officers are at-will employees.

Name	Age	Position
Michael E. Spicer	50	Chief Financial Officer, Secretary and Senior Vice President Finance

Michael E. Spicer has served as our Chief Financial Officer since July 2003, although he has been with us since our acquisition of Lifecodes Corporation in December 2001. Mr. Spicer served as Chief Financial Officer of Lifecodes from September 1998 to December 2001, during which time he was also General Manager of the Lifecodes Transplantation Testing business unit. Prior to joining Lifecodes, Mr. Spicer was Chief Financial Officer of White River Corporation from 1997 to 1998. From 1983 to 1997, Mr. Spicer was with The Chinet Company and was Executive Vice President of Finance for Chinet from 1994 to 1997. Prior to 1983, Mr. Spicer held a variety of financial positions with a manufacturing company and with a public accounting firm. Mr. Spicer received his Bachelor of Sciences degree in Accounting from the University of Virginia and his MBA from Harvard University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the three fiscal years ended December 31, 2003 to (1) our Chief Executive Officer, (2) our four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2003. The table includes up to two additional executives who would have been among the four most highly compensated executive officers except for the fact that they were not serving as executive officers of our company as of the end of December 31, 2003.

Name and Principal Position	Year	Annual Compensation								Long-Term Compensation Awards
		Salary			Bonus			Other Annual Compensation(1)		Securities Underlying Options/ SARs (#)	All Other Compensation(2)
Paul J. Kelly, MD President and CEO	2003		$253,575	(3)		$—			$16,041	40,000		$2,188

Michael E. Spicer, CFO and Senior Vice President	2003 2002 2001	$ $ $	187,912 187,023 11,753		$ $ $	— 14,428 100,000	(4)	$ $ $	18,134 7,820 —	10,864 6,179 12,065	$ $ $	4,491 3,663 —

Andrew P. Savadelis Former CFO, and Senior Vice President Finance(5)	2003 2002	$ $	259,352 65,384		$ $	— —		$ $	— 3,269	8,800 30,000	$ $	2,146 234	(6) (7)

(1)	Other Annual Compensation for Paul J. Kelly, Michael E. Spicer, and Andrew P. Savadelis consisted of payments made into a retirement account for their benefit.
(2)	All Other Compensation for Paul J. Kelly and Michael E. Spicer during fiscal 2003 consisted of $2,188 and $4,491, respectively, of matching contributions made under our 401(k) plan and Other Annual Compensation for Mr. Spicer during 2002 consisted of $3,663 of matching contributions made under our 401(k) plan.
(3)	Salary paid to Dr. Kelly during 2003 included $50,000 Dr. Kelly was obligated to pay in order to effect an early termination of a previously existing employment relationship upon his becoming President and Chief Executive Officer of our company.
(4)	The bonus paid to Mr. Spicer during 2001, was previously accrued by Lifecodes Corporation prior to our acquisition of Lifecodes, but was paid by us in December 2001.
(5)	On July 7, 2003, we terminated our employment arrangement with Mr. Savadelis, see “Employment Contracts, Termination of Employment and Change-in-Control Agreements” below for more information about Mr. Savadelis’ employment with us.
(6)	All Other Compensation in 2003 for Mr. Savadelis includes $1,600 of matching contributions made under our 401(k) plan and $546 of premiums paid for life insurance for the sole benefit of Mr. Savadelis.
(7)	All Other Compensation in 2002 for Mr. Savadelis consisted of $234 of premiums paid for life insurance for the sole benefit of Mr. Savadelis.

Option Grants in Our Last Fiscal Year

The following table shows grants of stock options that we made during the fiscal year ended December 31, 2003 to each of the executive officers named in the Summary Compensation Table, above.

Name	Individual Grants							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options/SARs Granted (#) (1)		% of Total Options/SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Share)(3)		Expiration Date
								5%		10%
Paul J. Kelly, MD	30,000 10,000	(2)	6.7 2.2	% %	$ $	4.05 3.70	5/16/2013 6/2/2013	$ $	76,411 28,970	$ $	193,640 68,047

Michael E. Spicer	6,000 2,000 2,864		1.3 0.4 0.6	% % %	$ $ $	1.90 6.50 7.55	4/1/2013 7/7/2013 7/31/2013	$ $ $	7,169 8,176 13,599	$ $ $	18,169 20,719 34,462

Andrew P. Savadelis	8,800		1.9%			$1.90	4/1/2013		$10,515		$26,647

(1)	The options granted were incentive options under the Orchid BioSciences, Inc. 2000 Employee, Director and Consultant Stock Plan, of which 24,800 shares were immediately exercisable, with the remaining 34,864 shares scheduled to be exercisable in equal monthly installments thereafter over a four-year period. The options have been adjusted to give effect to our recent 1-for-5 reverse stock split.
(2)	Dr. Kelly’s options are subject to a change in control provision in which all remaining unvested options will vest upon a change of control of our company involving the sale of all of our assets that results in the termination of Dr. Kelly’s employment.
(3)	The exercise price on the date of grant which was equal to 100% of the fair market value on the date of grant; has since been adjusted to give effect to our recent 1-for-5 reverse stock split.
(4)	In accordance with the rules of the Securities and Exchange Commission, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock, the optionholder’s continued employment with us through the option exercise period, and the date on which the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows information regarding exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2003. The table also shows the aggregate value of options held by each executive officer named in the Summary Compensation Table as of December 31, 2003. The value of the unexercised in-the-money options at fiscal year end is based on a value of $9.25 per share, the closing price of our stock on the Nasdaq National Market System on December 31, 2003, less the per share exercise price, after giving effect to our recent 1-for-5 reverse stock split.

Name	Shares Acquired On Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-The-Money Options at Fiscal Year-End
			Exercisable	Unexercisable	Exercisable	Unexercisable
Paul J. Kelly, MD	—	$—	15,000	25,000	$83,000	$132,500
Michael E. Spicer	—	$—	22,929	15,961	$48,563	$14,065
Andrew P. Savadelis	—	$—	26,613	—	$170,657	$—

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2003, after giving effect to our recent 1-for-5 reverse stock split.

Plan category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:

• 1995 Stock Incentive Plan	355,139	$20.86	249,779

• 2000 Employee, Director and Consultant Stock Plan	628,282	$13.28	98,874

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	983,421	$16.02	348,653

Corporate 401(k) Plan

We sponsor a 401(k) plan covering employees who meet certain defined requirements. Under the terms of our 401(k) plan, participants may elect to make contributions on a pre-tax and after-tax basis, subject to certain limitations under the Internal Revenue Code and we may match a percentage of employee contributions, on a discretionary basis, as determined by our Board of Directors. We may make other discretionary contributions to the 401(k) plan, although pursuant to a determination by our Board of Directors, we currently match 50% of the first 4% of employee contributions.

Executive Deferred Compensation Plan

We have established an executive deferred compensation plan, which became effective on February 3, 1999. It was established primarily for the purpose of providing deferred compensation for our executive officers, directors and highly compensated employees. Participants in the plan are permitted to defer receipt of, and income taxation on, up to 50% of their regular base salary and all or any portion of any bonus until they terminate their employment with us.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

We entered into an at-will employment agreement with Paul J. Kelly, MD, dated May 16, 2003, to serve effective June 2, 2003 as our Chief Executive Officer at an annual base salary of $350,000. Under the terms of the agreement, as amended, Dr. Kelly is entitled to receive an annual bonus of at least 40% of his base salary, prorated for partial years, subject to the achievement of individual and corporate goals and objectives mutually agreed upon by Dr. Kelly and the Board of Directors. We also contribute an amount equal to 5% of Dr. Kelly’s base salary to a non-qualified retirement plan for the sole benefit of Dr. Kelly, provide Dr. Kelly life insurance equal to 3 times his annual base salary and paid $50,000 to Dr. Kelly in connection with the early termination of his previously existing employment relationship with another party. In addition, pursuant to the agreement, we issued to Dr. Kelly options to purchase an aggregate of 200,000 shares of the our common stock, 50,000 of which were fully vested with an exercise price of $0.74 per share and 150,000 of which vest monthly in equal tranches over 48 months, with an exercise price of $0.81 per share. After giving effect to our recent 1-for-5 reverse stock split, Dr. Kelly now has options to purchase an aggregate of 40,000 shares of our common stock at an exercise price of $4.05, 15,000 of which are fully vested and 625 of which vest each month hereafter. Dr. Kelly or Orchid may terminate the agreement with or without cause at any time. If we terminate the agreement without cause, we are required to give Dr. Kelly six months’ notice. We may, however, provide Dr. Kelly with 24 months of his base salary in lieu of the six-month notice. In the event of Dr. Kelly’s resignation (a) on the basis of a substantial diminution in the nature of the duties and responsibilities of his position from his date of hire; (b) on the basis of a material breach by us of any term or condition of the agreement; or (c) after a change of control, we are obligated to pay Dr. Kelly severance equal to 24 months of his base salary. In the event of a change in control, or the sale or disposition of substantially all of our assets, we are obligated to pay Dr. Kelly a one-time lump sum payment equal to his then current annualized base salary.

On September 23, 2002, we entered into a compensation agreement with George F. Poste, DVM, Ph.D. to serve as the Chairman of our Board of Directors for a 12 month term at a rate of $5,000 per day of service as Chairman of the Board of Directors and $1,500 for each travel day and over night stay he is required to spend in order to attend to company business other than Board of Director meetings. Payments other than reimbursement for travel days and expenses under the agreement are subject to a limit of $250,000 within the twelve-month period which ended on September 23, 2003. Any amount to be paid to Dr. Poste in excess of the limit required prior approval from the Board of Directors. In addition, Dr. Poste was entitled to receive $20,000,000 of director and officer insurance coverage. Dr. Poste is also entitled to reimbursements of up to $10,000 for administrative assistance through September 23, 2003 and reimbursement of $5,000 for administrative assistance in 2004 and 2005. In accordance with the compensation agreement, we granted Dr. Poste (a) non-qualified stock options to purchase an aggregate of 20,000 shares of our common stock, at a purchase price of $3.75 per share, after giving effect to our recent 1-for-5 reverse stock split, subject to the following vesting schedule: one-third of such shares vested immediately, one-third is scheduled to vest 12 months from the date of grant, and the remaining one-third is scheduled to vest in equal quarterly installments over the following two years. On October 1, 2002, we also granted to Dr. Poste 10,000 shares of our common stock at a purchase price of $12.50 per share, after giving effect to our recent 1-for-5 reverse stock split. Our agreement with Dr. Poste contained a change of control provision that was not triggered and is no longer effective as a result of the passage of time. During 2003, we paid Dr. Poste a total of $413,214, which amount included $33,411 and $22,571 due to Dr. Poste for reimbursement of expenses incurred in connection with his service on our Board of Directors during 2002 and 2003, respectively, and $124,887 and $231,345 due to Dr. Poste for fees in connection with his service on our Board of Directors and policy-making duties during 2002 and 2003, respectively.

On July 7, 2003, we terminated our at-will employment arrangement with Andrew P. Savadelis pursuant to which he served as our Chief Financial Officer with an annual salary of $250,000. When we terminated the agreement, we became obligated to pay Mr. Savadelis an equivalent of six months of Mr. Savadelis’ base salary and COBRA reimbursement, subject to regular taxes and withholdings. Our employment agreement with Mr. Savadelis contained a change of control provision that was not triggered before his termination.

On December 2, 2002, Dr. Pfost resigned from his position as our President and Chief Executive Officer. In connection with his resignation, Dr. Pfost entered into a Termination of Employment Agreement, dated December 9, 2002 with us, which agreement was amended by a supplemental agreement dated September 24, 2003. Under the Termination of Employment Agreement, as amended, we agreed to (a) pay Dr. Pfost $196,342 less applicable taxes; (b) provide Dr. Pfost medical insurance coverage under our insurance policy for up to 18 months; (c) reimburse Dr. Pfost for up to $1,000 per year and a total of up to $1,500 during the 18 month period beginning on December 9, 2002 to pay for premiums on a life insurance policy, (d) immediately vest of all remaining unvested options that would have become exercisable by Dr. Pfost on or before December 2, 2003 and (e) issue Dr. Pfost 21,314 shares of our common stock, after giving effect to our recent 1-for-5 reverse stock split. Dr. Pfost may exercise these unvested options on or before September 30, 2004. As a condition to receiving the payments outlined above, Dr. Pfost has agreed, among other things, not to compete with us for a period of one year and has waived his right to bring any claims against us.

On October 1, 2002, Mr. Marvin ceased to serve as our Senior Vice President, Chief Operating Officer and Chief Financial Officer, but continued as acting general manager of our Orchid Diagnostics business unit. Mr. Marvin entered into a Termination of Employment Agreement, dated December 9, 2002, with us, which agreement was amended by a supplemental agreement in April 2004. Under the Termination of Employment Agreement, as amended, Mr. Marvin is entitled to a one-time severance payment equal to $389,391. As a condition of receiving the payment, Mr. Marvin agreed, among other things, not to compete with us for a period of one year, agreed to the dismissal of his claims against us pending in the Superior Court of New Jersey and waived his right to bring any claims against us in general.

Performance Graph

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on May 5, 2000 and ending December 31, 2003 (as measured by dividing (A) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period; by (B) our share price at the beginning of the measurement period) with the cumulative total return of broad equity market index of Nasdaq and the peer issuers during such period. The comparison assumes $100 invested at the per share closing price on the Nasdaq National Market of our common stock and each of the indices since May 5, 2000. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance. Prior to May 5, 2000, our common stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. We obtained the information used on the graph from Media General Financial Services, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

This report is submitted by our Compensation Committee, which is responsible for establishing and administering our executive compensation policies and stock option plans. This committee is composed of Drs. Sidney M. Hecht (Chairman), and Ms. Nicole S. Williams, neither of whom have ever been officers or employees of our company. This report addresses the compensation policies as they affected our executive officers during the fiscal year ending December 31, 2003.

Compensation Philosophy

We believe that compensation of our executive officers should:

•	Encourage creation of stockholder value and achievement of strategic corporate objectives;

•	Integrate compensation with our annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives;

•	Provide a competitive total compensation package that enables us to attract and retain high caliber personnel on a long-term basis;

•	Provide total compensation opportunity that is competitive with companies in the biopharmaceutical and biotechnology industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance;

•	Align the interests of management and stockholders and enhance stockholder value by providing management with longer term incentives through equity ownership by management; and

•	Provide fair compensation consistent with internal compensation programs.

Salary

Salary levels are largely determined through comparisons with companies of similar headcount and market capitalizations or complexity in the biopharmaceutical, biotechnology and lab services industries. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation of responsibilities and market comparisons. We, on the basis of our knowledge of executive compensation in the industry, believe that our salary levels for the executive officers are at a level that we, at the time such salary determinations were made, consider to be reasonable and necessary given our financial resources and the stage of our development. Our practice is to review salaries on an annual basis. During these reviews, we may change each executive officer’s salary based on the individual’s contributions and responsibilities over the prior 12 months and any change in median comparable company pay levels. However, the most recent annual review occurred in March 2002 due to the determination made in late 2002 that for the annual review scheduled for March 2003, we would not effect any merit increases or pay cash bonuses for our executive officers.

Cash Bonus

We annually review each executive officer’s bonus, our aggregate bonus pool and the bonus allocations by employee position. Payment of a cash bonus is tied to the accomplishment of specific corporate milestones set at the beginning of the year and to each individual officer’s year-end performance review.

Equity Incentives

We intend that certain compensation paid to management in 2003, including stock options, be exempt from the limitations on deductibility under Section 162(m) of the Internal Revenue Code. We believe that by providing those persons who have substantial responsibility for the management and growth of our company with an opportunity to increase their ownership of our stock, the best interests of stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive stock options when we perform our annual salary review each March, although we may grant options at other times in recognition of exceptional achievements. Executives receive value from these grants only if our common stock appreciates over the long term. Option grants generally vest over four years and are made at 100% of fair market value on the date of grant. The number of shares underlying stock options granted to executive officers is based on competitive practices in the industry as determined by independent surveys and our knowledge of industry practice. We granted options to purchase an aggregate of 59,664 shares of our common stock to our executive officers in 2003, after giving effect to our recent 1-for-5 reverse stock split.

Chief Executive Officer Compensation

In the fiscal year ending December 31, 2003, we paid an aggregate of $196,942 to Dr. Dale Pfost in connection with his Termination of Employment Agreement which was revised as of September 24, 2003 and issued Dr. Pfost 21,314 shares of our common stock, after giving effect to our recent 1-for-5 reverse stock split.

In June of 2003, we entered into an at-will employment agreement with Dr. Paul Kelly to be Chief Executive Officer of our company. Pursuant to this agreement, as amended, Dr. Kelly’s base salary for 2003 was $350,000. Dr. Kelly is also entitled to receive a prorated annual bonus of at least 40% of his annualized base salary. Each year the percentage of this bonus received will be based on the degree of achievement against established goals and objectives for Dr. Kelly’s individual performance as well as the performance of our company. Pursuant to the employment agreement, Dr. Kelly also received an option to purchase 10,000 shares of our common stock with an exercise price of $3.70 per share and an option to purchase 30,000 shares of our common stock with an exercise price of $4.05 per share, after giving effect to our recent 1-for-5 reverse stock split. We also made payments to George H. Poste in connection with his performance of certain policy-making duties during 2003 prior to the appointment of Dr. Kelly which are described in detail under “Management – Compensation of Directors” and “Executive Compensation – Employment Contracts, Termination of Employment and Change-in-Control Agreements” above. The determination of salary and bonus compensation for the Chief Executive Officer for 2003 was based on the factors described above for all executive officers. For 2004, the Compensation Committee will evaluate the compensation of the Chief Executive Officer.

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code (the “Code”) limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m).

The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, we believe that at the present time it is quite unlikely that the compensation currently paid or awarded to any executive officer will be subject to Section 162(m) deduction limits. Therefore, we have not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as “performance-based compensation.” We intend to continue to evaluate the effects of the statute and any applicable Treasury regulations and to avoid the limitations of Section 162(m) in the future to the extent consistent with our best interests.

Conclusion

Through the plans described above, a significant portion of our compensation program and Dr. Kelly’s compensation is contingent on the accomplishment of individual and corporate strategic objectives. Furthermore, the realization of compensation benefits is also linked to return on investment and the long-term growth in stockholder value. We remain committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation for a particular time period.

Members of the Compensation Committee

Sidney M. Hecht, Chairman

Nicole S. Williams

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process and internal controls, compliance with legal and regulatory requirements and the quality of external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is attached as Appendix A to this proxy statement. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is also responsible for:

•	selecting and retaining, and terminating when appropriate, the independent auditor;

•	overseeing the work of the independent auditor;

•	approval of terms of the independent auditor to provide permitted non-audit services and pre-approving the performance of such permitted non-audit services;

•	receiving and reviewing an annual report from the independent auditor, as well as reviewing any interim reports;

•	reviewing with management and the independent auditor our annual and quarterly financial statements, including items required by Statement of Auditing Standards No. 61, Communication with Audit Committees;

•	reviewing earnings press releases, as well as financial information and earnings guidance with respect to press releases; and

•	obtaining advice, as necessary, of independent counsel or other advisors as necessary to fulfill its responsibilities.

For the fiscal year ended December 31, 2003, the Audit Committee specifically:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003, as well as unaudited financial statements for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, with management and KPMG LLP, our independent auditor;

•	received written disclosures and the letter from KPMG LLP regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

•	discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, relating to the conduct of the audit;

•	reviewed the potential establishment of a revised corporate code of conduct, procedures for receipt of confidential, anonymous submissions by employees regarding questionable accounting or auditing matters, as well as steps for compliance with the Sarbanes-Oxley Act of 2002; and

•	considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

The Audit Committee also has full access to the independent auditor, including regular meetings without management present.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Nicole S. Williams, Chairperson

Sidney M. Hecht

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

To our knowledge, our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related party transactions.

Since January 2003, there has not been nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

On September 23, 2002, we entered into a compensation agreement with George F. Poste, DVM, Ph.D. to serve as the Chairman of our Board of Directors for a 12 month term at a rate of $5,000 per day of service as Chairman of the Board of Directors and $1,500 for each travel day and over night stay he is required to spend in order to attend to Company business other than Board of Director meetings. Payments under the agreement are subject to a limit of $250,000 within the twelve-month period which ended on September 23, 2003. Any amount to be paid to Dr. Poste in excess of the limit required prior approval from the Board of Directors. In addition, Dr. Poste was entitled to receive $20,000,000 director and officer insurance coverage. Dr. Poste is also entitled to reimbursements of up to $10,000 for administrative assistance through September 23, 2003 and reimbursement of $5,000 for administrative assistance in 2004 and 2005. In accordance with the compensation agreement, we granted Dr. Poste (a) non-qualified stock options to purchase an aggregate of 100,000 shares of our common stock, at a purchase price of $0.75 per share, subject to the following vesting schedule: one-third of such shares vested immediately, one-third is scheduled to vest 12 months from the date of grant, and the remaining one-third is scheduled to vest in equal quarterly installments over the following two years. On October 1, 2002, we also granted to Dr. Poste 50,000 shares of our common stock at a purchase price of $2.50 per share. Our agreement with Dr. Poste contained a change of control provision that was not triggered and is no longer effective as a result of the passage of time. During 2003, we paid Dr. Poste a total of $413,214, which amount included $33,411 and $22,571 due to Dr. Poste for reimbursement of expenses incurred in connection with his service on our Board of Directors during 2002 and 2003, respectively, and $124,887 and $231,345 due to Dr. Poste for fees in connection with his service on our Board of Directors and policy-making duties during 2002 and 2003, respectively.

ELECTION OF DIRECTORS

(Notice Item 1)

On April 5, 2004, the Board of Directors nominated Drs. Hecht, Noonan and Kelly for election at the Annual Meeting. On April 19, 2004, our Board of Directors nominated Mr. Beery for election at the Annual Meeting. The Board of Directors currently consists of seven members, classified into three classes as follows: Sidney M. Hecht, Kenneth D. Noonan and James Beery constitute a class with a term ending at the upcoming Annual Meeting (the “Class I directors”); Robert D. Tien and Paul J. Kelly constitute a class with a term ending in 2005 (the “Class II directors”); and Nicole S. Williams and George H. Poste constitute a class with a term which expires in 2006 (the “Class III directors”). At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted (i) to keep the size of the Board of Directors at eight members and (ii) to nominate Drs. Hecht and Noonan and Mr. Beery for election at the Annual Meeting for a term of three years each to serve until the 2007 Annual Meeting of Stockholders and Dr. Kelly for election at the Annual Meeting for a term of one year to serve until the 2005 Annual Meeting of Stockholders, and until their respective successors are elected and qualified. The remaining Class II director (Robert D. Tien) and the Class III directors (Nicole S. Williams and George H. Poste) will serve until the Annual Meetings of Stockholders to be held in 2005 and 2006, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Drs. Hecht, Noonan and Kelly and Mr. Beery. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DRS. HECHT, NOONAN AND KELLY AND MR. BEERY AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT PUBLIC ACCOUNTANTS

(Notice Item 2)

The firm of KPMG LLP, independent public accountants, has audited our accounts since our inception and will do so for 2004. Our Audit Committee has appointed KPMG LLP to serve as our independent auditors for our fiscal year ending December 31, 2004. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

Audit and Non-Audit Fees

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for consents and reviews of registration statements were $462,300 for 2002 and $343,350 for 2003.

Audit-Related Fees

Fees paid to KPMG LLP for the audit of our NIST grant were $14,000 for 2002 and $0 for 2003. We also paid fees to KPMG LLP for due diligence for a potential acquisition of $0 for 2002 and $14,300 for 2003.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance and tax consultation were $238,800 in 2002 and $106,100 in 2003.

All Other Fees

We paid no other fees to KPMG LLP for 2002 and 2003.

The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent auditor prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee chair to pre-approve between committee meetings services that have not already been pre-approved by the committee. The chair is required to report any such pre-approval decisions to the full committee at its next scheduled meeting. In the event the stockholders do not ratify the appointment of KPMG LLP as our independent public accountants, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares cast affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted on our website at www.orchid.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market, Inc.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the 2004 Annual Meeting. If any other business is properly brought before the 2004 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2005, stockholder proposals must be received no later than February 11, 2005. If we do not receive notice of any matter to be considered for presentation at the 2005 Annual Meeting of stockholders, although not included in the proxy statement, by March 2, 2005, management proxies may confer discretionary authority to vote on the matters presented at the 2005 Annual Meeting of stockholders by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act. All stockholder proposals should be marked for the attention of Corporate Secretary, Orchid BioSciences, Inc., 4390 US Route One, Princeton, NJ, 08540.

Princeton, New Jersey

May 5, 2004

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about us, is available on the Internet at www.orchid.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations Office, Orchid BioSciences, Inc., 4390 US Route One, Princeton, New Jersey, 08540.

APPENDIX A—CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

ORCHID BIOSCIENCES, INC.

AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee shall provide assistance to the board of directors (the “Board”) of Orchid BioSciences, Inc. (the “Corporation”) in fulfilling the Board’s responsibility to the Corporation’s shareholders relating to the Corporation’s accounting, financial reporting practices, and the quality and integrity of its financial reports. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee that management has maintained the reliability and integrity of the accounting policies, financial reporting and disclosure practices of the Corporation;

•	Oversee that management has established and maintained an independent relationship with its external auditor;

•	Oversee that management has established and maintained processes to assure that an adequate system of internal control of financial reporting is functioning within the Corporation; and

•	Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Audit Committee intends to fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, in that each Audit Committee member may not, other than in his or her capacity as a director or member of any committee of the Board, (i) accept any consulting, advisory, or other compensatory fee from the Corporation; or (ii) be an affiliated person of the Corporation or any subsidiary thereof. In addition, each Audit Committee member shall meet the independence requirements of NASD Rule 4200, which governs the Nasdaq Stock Market (“Nasdaq”), as such requirements may be changed from time to time; provided, that any non-independent director serving on the Audit Committee pursuant to the “exceptional and limited circumstances” exception available under Nasdaq rules may not serve on the Audit Committee for more than two (2) years; and provided, further, that such non-independent director may not be permitted to serve as chair of the Audit Committee.

All members of the Audit Committee shall be familiar with basic finance and accounting practices and shall be able to read and understand fundamental financial statements at the time of their appointment to the Audit Committee. Furthermore, at least one member of the Audit Committee shall be financially sophisticated as defined by having experience in finance or accounting, professional certification in accounting, or any other comparable experience or background, such as being or having been a CEO or CFO or other senior officer with financial oversight responsibilities. The Corporation shall disclose, in its annual report, whether or not, and if not, the reasons therefor, the Audit Committee includes at least one Audit Committee Financial Expert, as defined by the Securities Exchange Act of 1934, as amended.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall hold office until their resignations or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III. MEETINGS

The Audit Committee shall meet in executive session at least two times per year, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet separately, at least annually, with management, the director of the internal auditing department and the independent auditor to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet separately with the independent auditor, and management quarterly to review the Corporation’s financial statements in accordance with Section IV below.

IV. RESPONSIBILITIES AND DUTIES

The Audit Committee, in its capacity as a committee of the Board, shall be directly responsible for the appointment, retention, compensation, evaluation, oversight and, if necessary, termination of the registered public accounting firm(s) employed by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each registered public accounting firm shall report directly to the Audit Committee. To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1. Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

2. Review with management and the independent auditor the Corporation’s annual financial statements and Form 10-K prior to the filing of the Form 10-K or prior to the release of earnings, including a discussion with the independent auditor of the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

3. Review with management and the independent auditor each Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent auditor of the matters required to be discussed by SAS No. 61. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Review with management and the independent auditor the effect of regulatory and accounting initiatives that may affect the Corporation, as well as the effect of any off-balance sheet structures and transactions on the Corporation’s financial statements.

Independent Auditor

5. Review the performance of the independent auditor and appoint or terminate the independent auditor. The Audit Committee has the sole authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The independent auditor is ultimately accountable to the Audit Committee for such auditor’s review of the financial statements and controls of the Corporation. The Audit Committee shall determine the appropriate compensation of the independent auditor.

6. Approve in advance all audit services and all permitted non-audit services, except where such services are determined to be de minimis under the Exchange Act. The Audit Committee may delegate, to one or more designated members of the Audit Committee, the authority to grant such pre-approvals. The decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at each of its scheduled meetings.

7. Oversee and ensure the independence of the auditor by:

•	receiving from, and reviewing and discussing with, the auditor, on a periodic basis, a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•	reviewing, and actively discussing with the Board, if necessary, and the auditor, on a periodic basis, any disclosed relationships or services between the auditor and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of the auditor;

•	recommending, if necessary, that the Board take appropriate action to satisfy itself of the auditor’s independence; and

•	ensuring that the lead or coordinating audit partner having primary responsibility for the audit, or the audit partner responsible for reviewing the audit does not perform audit services for the Corporation for more than five (5) consecutive fiscal years.

8. Set clear hiring policies for employees or former employees of the Corporation’s independent auditor.

Financial Reporting Process

9. In consultation with the independent auditor and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external. The Audit Committee shall report regularly to and review with the full Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditor, or the performance of the internal audit function.

10. Consider and approve, if appropriate, changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditor, management, or the internal auditing department.

11. Ensure that there exist regular systems of reporting to the Audit Committee by each of management, the independent auditor and the internal auditor regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

12. Regularly review any significant disagreements among management and the independent auditor or the internal auditing department in connection with the preparation of the financial statements.

13. Ensure and oversee timely reports from the independent auditor to the Audit Committee of (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (iii) other material written communications between the independent auditor and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

Legal Compliance/General

14. Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

15. Report through its Chair to the Board following meetings of the Audit Committee.

16. Maintain minutes or other records of meetings and activities of the Audit Committee.

17. Review and approve, prior to the Corporation’s entry into any such transactions, all transactions between the Corporation and its executive officers, members of its Board, beneficial holders of more than 5% of the Corporation’s securities, immediate family members of any of the foregoing persons, and any other parties whom the Board determines may be considered to be related parties.

18. When deemed necessary by the members of the Audit Committee, retain independent legal, accounting or other advisors or consultants to advise and assist the Audit Committee in carrying out its duties, without needing to seek approval for the retention of such advisors or consultants from the Board. The Audit Committee shall determine the appropriate compensation for any advisers retained by the Audit Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

19. Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

20. Perform any other activities consistent with this Charter, the Corporation’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

V. COMPENSATION

Audit Committee members shall be compensated by the Corporation solely in the form of directors’ fees. Audit Committee members may, however, receive greater fees than those received for Board service by other Board members, in light of their heightened responsibilities to the Corporation.

The Audit Committee’s responsibility is oversight. Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles, and internal controls. The independent auditor is responsible for performing an audit of the Corporation’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Corporation’s quarterly financial statements and other procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditor) from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management of the independent auditor as to any non-audit services provided by the independent auditor to the Corporation.

ORCHID BIOSCIENCES, INC.

4390 US ROUTE ONE, PRINCTON, NJ 08540

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 11, 2004

ORCHID BIOSCIENCES, INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 5, 2004 in connection with the Annual Meeting of Stockholders to be held at 10:00 am, local time, on Friday, June 11, 2004 at the offices of Orchid BioSciences, Inc. at 4390 US Route One, Princeton, NJ 08540 and hereby appoints Paul J. Kelly, MD and Michael E. Spicer, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Orchid BioSciences, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposal 2. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting. If you wish to vote by telephone or Internet, please read the directions on the reverse side.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Proposal to elect Sidney M. Hecht, Ph.D., Kenneth D. Noonan, Ph.D. and James Beery as Class I Directors and Paul J. Kelly, MD as a Class II Director.

Sidney M. Hecht, Ph.D.	☐ FOR	☐ WITHHOLD VOTE

Kenneth D. Noonan, Ph.D.	☐ FOR	☐ WITHHOLD VOTE

James Beery	☐ FOR	☐ WITHHOLD VOTE

Paul J. Kelly, MD	☐ FOR	☐ WITHHOLD VOTE

2. Proposal to ratify the appointment of KPMG LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

☒ Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

☐ By checking this box, I/we consent to future access and delivery of Annual Reports and Proxy Statement electronically via the Internet. I/We understand that the Company may no longer distribute printed materials to me/us for any future stockholder meetings until this consent that I/we have given is revoked. I/we understand that I/we may revoke this consent to electronic access and delivery at any time.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date

Signature:	Date

YOUR VOTE IS IMPORTANT! YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY INTERNET:

24 HOURS A DAY, 7 DAYS A WEEK.

Have your proxy card in hand and follow

the instructions at the following Website Address:

http://www.proxyvote.com

OR

VOTE BY PHONE:

CALL TOLL-FREE 1-800-690-6903

ON A TOUCH TONE TELEPHONE

24 HOURS A DAY, 7 DAYS A WEEK.

Have your proxy card in hand and follow the instructions after calling the toll-free number.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Proposal 1, Election of Directors: To vote FOR ALL nominees, press 1, to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

Proposal 2, Ratification of Auditors: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1

OR

VOTE BY PROXY CARD:

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

NOTE: If you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

THANK YOU FOR VOTING.